UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Shareholders was held on May 9, 2011. The following matters were voted on at the Annual Meeting, with the number of votes cast for, against or withheld and number of abstentions, as applicable in each case, indicated next to such matter.

	For	Withheld	Broker Non- Vote
1. Election of Directors
J. P. Byrnes	85,990,363	1,041,491	2,723,040
S. H. Altman, Ph.D.	85,052,289	1,979,565	2,723,040
C. B. Black	83,240,458	3,791,396	2,723,040
A. P. Bryant	84,951,152	2,080,702	2,723,040
F. D. Byrne, M.D.	86,527,090	504,764	2,723,040
W. F. Miller, III	86,524,340	507,514	2,723,040
E. M. Zane	85,057,991	1,973,863	2,723,040

	For	Against	Abstain	Broker Non- Vote
2. Ratification of KPMG LLP as the Company’s independent registered public accounting firm	89,274,926	469,089	10,879	—

3. Approve advisory resolution regarding executive compensation	83,705,197	2,701,588	625,069	2,723,040

	1 Year	2 Years	3 Years	Abstain
4. Approve advisory resolution on the frequency of advisory vote	73,155,672	40,584	13,219,455	616,143

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that the Company will hold an advisory say on pay vote annually.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos
Paul G. Gabos
Chief Financial Officer, Treasurer and Secretary

May 11, 2011